UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 15, 2013 (November 11, 2013)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 11, 2013, the registrant’s board of directors (the “Board”) granted options to purchase the registrant’s common stock to two employees as follows:

Grantee’s name	Number of common shares underlying option
Michael Leone	150,000
Ryan Rosete	150,000

The options were granted under the registrant’s 2013 Equity Award Incentive Plan (the “Plan”), are exercisable at any time from November 11, 2013 to November 11, 2014, at a per share exercise price of $1.51.

In addition, on November 15, 2013, the Board granted options under the Plan to Ms. Kelly Anderson in connection with her appointment as disclosed in Item 5.02 below, which disclosure is incorporated hereby.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Officer

Effective November 11, 2013, Mr. James Thorburn’s term as the registrant’s interim Chief Financial Officer and Treasurer expired pursuant to his consulting agreement dated May 30, 2013.

(c) Appointment of New Officer

Effective November 15, 2013, Ms. Kelly Anderson was appointed as the registrant’s Chief Financial Officer and Treasurer, replacing the interim roles previously held by Mr. Thorburn. Previously, between April 2010 and February 2012, Ms. Anderson was the President and Chief Financial Officer of T3 Motion, Inc, (“T3”), an electric vehicle technology company.  Between March 2008 and April 2010, she served as T3’s Executive Vice President and Chief Financial Officer, and as a director from January 2009 until January 2010. From 2006 until 2008, Ms. Anderson was Vice President at Experian, a leading credit reporting agency. From 2004 until 2006, Ms. Anderson was Chief Accounting Officer for TripleNet Properties, G REIT, Inc., T REIT, Inc., NNN 2002 Value Fund, LLC, and Chief Financial Officer of NNN 2003 Value Fund, LLC and A REIT, Inc., all of which were real estate investment funds managed by TripleNet Properties. From 1996 to 2004, Ms. Anderson held senior financial positions with The First American Corp., a Fortune 500 title insurance company.  Ms. Anderson is a 1989 graduate of the College of Business and Economics at California State University, Fullerton.

There is no family relationship between Ms. Anderson and any of the registrant’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the registrant’s subsidiary. There are no transactions between the registrant and Ms. Anderson that would require disclosure under Item 404(a) of Regulation S-K.

Offer Letter and Executive Employment Agreement

Ms. Anderson accepted the foregoing appointment pursuant to an offer letter from the registrant dated November 1, 2013, which provides for an annual base salary of $175,000 and an option under the Plan to purchase 1,000,000 shares of the registrant’s common stock at an exercise price equal to the per share closing price on November 15, 2013, being the fair market value on such date. She will also be eligible for a one-time bonus of $50,000 if the registrant successfully raises at least $10 million in a public offering of its common stock.

In addition to the offer letter, the registrant and Ms. Anderson entered into an executive employment agreement dated as of November 15, 2013, which, in addition to her annual compensation as described in the offer letter, provides for her eligibility to annual bonus and other annual incentive compensation that the Board may adopt, as well as benefits that the registrant makes available to other employees. The registrant will also reimburse Ms. Anderson for reasonable expenses that she incurs in performing her duties.

The registrant may terminate Ms. Anderson’s employment for cause upon written notice if at any time she: (a) engages in willful dishonesty or fraud with respect to the business affairs of the registrant; (b) willfully falsifies any employment or registrant’s records; (c) misappropriates or intentionally damaged the business or property of the registrant, including confidential or proprietary information; (d) is convicted of a felony or crime that involves moral turpitude (including any plea of guilty or nolo contendere); (e) willfully and continuously fails to comply with reasonable written directives of the registrant after written notice thereof and a reasonable opportunity to cure (as described below); or (f) misappropriates any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the registrant or to the benefits of which the registrant is entitled. Upon termination for cause, Ms. Anderson shall be entitled to her accrued but unpaid base salary, bonuses, benefits and expense reimbursement through her termination date (collectively the “accrued obligations”).

If at any time the registrant terminates or does not renew her employment without cause, Ms. Anderson shall, in addition to the accrued obligations, be entitled to monthly cash severance payment at her base salary rate (less standard withholdings and deductions) for up to six months or until she obtains new employment or competes against the registrant’s business, whichever occurs sooner; provided, however, that if the termination occurs during the six months before or after a change in control of the registrant, then all of Ms. Anderson’s unvested option shall also immediately vest.

On the other hand, Ms. Anderson may terminate her employment at any time by written notice to the Board; provided that: (a) her resignation will become effective on the earlier of 90 days after her notice or a date that the registrant specifies; and (b) she will be available for 30 days following her effective resignation date to facilitate and cooperate with transition.

The executive employment agreement also contains restrictive covenants prohibiting: (a) competition with the registrant during her employment and for a period of up to 12 months after termination (including contact with or solicitation of the customers, employees or suppliers of the registrant), (b) disparagement of the registrant or its affiliates, and (c) the use or disclosure of confidential business information during or at any time after termination of her employment.

Through the executive employment agreement, Ms. Anderson also assigns to the registrant any intellectual property that she may develop during her employment.

Stock Option Agreement

In connection with the option granted under the executive employment agreement, the registrant and Ms. Anderson entered into a stock option agreement dated as of November 15, 2013. The agreement provides for the option to vest as follows: (i) 1/4 of the total number of shares after twelve months from the grant date, and (ii) 1/48 of the total number of shares each month thereafter.  The registrant and Ms. Anderson entered into an option agreement in connection with the option grant.

Copies of the foregoing agreements with Ms. Anderson are included with this current report as Exhibits 99.1, 99.2 and 99.3.

Item 8.01	Other Events.

On November 15, 2013, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.3, and the information in Exhibit 99.4 is incorporated herein by reference.

The information in Item 8.01 in this current report on Form 8-K and Exhibit 99.3 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Offer Letter from the registrant to Kelly Anderson dated as of November 1, 2013.
99.2	Executive Employment Agreement between the registrant and Kelly Anderson dated as of November 15, 2013.
99.3	Stock Option Agreement between the registrant and Kelly Anderson dated as of November 15, 2013.
99.4	Press release dated November 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	November 15, 2013	(Registrant)

		By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer